Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(6,369,695)
Unrealized Gain (Loss) on Market Value of Commodity Futures	5,402,569
Dividend Income	70,727
Interest Income	200,553
ETF Transaction Fees	350
Total Income (Loss)	$(695,496)

Expenses
General Partner Management Fees	$36,333
Professional Fees	34,595
Brokerage Commissions	4,037
Directors' Fees and insurance	2,359
License fees	908
Total Expenses	$78,232
Net Income (Loss)	$(773,728)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/23	$73,113,152
Withdrawals (50,000 Shares)	(2,869,416)
Net Income (Loss)	(773,728)

Net Asset Value End of Month	$69,470,008
Net Asset Value Per Share (1,200,000 Shares)	$57.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596